UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 6, 2014

Compressco Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3809 S. FM 1788
Midland, Texas 79706
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (432) 563-1170

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 4, 2014, Compressco Partners GP Inc., the general partner (the “General Partner”) of Compressco Partners, L.P. (the “Partnership”), appointed Ronald J. Foster as Senior Vice President and Chief Marketing Officer of the General Partner. Mr. Foster was appointed as a member of the Board of Directors of the General Partner (the “Board of Directors”) in October 2008, and he continues to serve in that capacity.

On November 6, 2014, but effective as of August 4, 2014, the General Partner entered into an employment agreement with Mr. Foster (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Foster receives an annualized base salary of $325,000 and he is eligible to receive a target annual cash incentive bonus equal to 45% of his base salary. Mr. Foster is eligible to participate in annual grants of equity-based compensation on a basis consistent with other officers of the General Partner. In the event Mr. Foster’s employment is terminated by the General Partner without “Cause” or by Mr. Foster for “Good Reason” (as such terms are defined in the Employment Agreement) within the initial three-year employment period, Mr. Foster shall be entitled to receive, subject to the satisfaction of certain conditions including the execution and non-revocation of a release agreement, severance benefits including the payment of his base salary and continuation of medical and dental insurance coverage for the remaining term of the initial employment period, the payment of any unpaid Annual Bonus (as defined in the Employment Agreement) for the preceding calendar year and a pro-rata payment of any Annual Bonus earned for the year in which such termination occurs. In addition, the vesting of certain phantom units awarded to Mr. Foster will be fully accelerated. The Employment Agreement also contains certain confidentiality, nonsolicitation and noncompetition restrictions applicable to Mr. Foster for the periods specified therein.

The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement executed November 6, 2014, by and between Compressco Partners GP, Inc. and Ronald J. Foster.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compressco Partners, L.P.
By:	Compressco Partners GP Inc., its general partner
By:	/s/Timothy A. Knox
Timothy A. Knox
President
Date: November 11, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement executed November 6, 2014, by and between Compressco Partners GP, Inc. and Ronald J. Foster.

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